                                                                    EXHIBIT 99.2

                           R&B COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT

                               December 31, 2000

                                    CONTENTS


-------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                            1
-------------------------------------------------------------------------
FINANCIAL STATEMENTS

 Consolidated balance sheets                                        2 - 3

 Consolidated statements of operations                                  4

 Consolidated statements of shareholders' equity                        5

 Consolidated statements of cash flows                              6 - 7

 Notes to consolidated financial statements                        8 - 18
-------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
R&B Communications, Inc.
Daleville, Virginia

We have audited the accompanying consolidated balance sheets of R&B Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R&B Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia
February 13, 2001

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2000 and 1999

ASSETS (Note 5)                                                                           2000               1999
                                                                                       -----------        -----------
Current Assets
 Cash and cash equivalents                                                             $ 5,066,428        $ 8,218,177
 Accounts receivable                                                                     3,616,155          3,834,561
 Related party receivable (Note 9)                                                         696,017
 Materials and supplies                                                                    550,873            354,878
 Prepaid expenses and other                                                                304,685            230,094
 Income taxes receivable                                                                 2,539,160          2,680,774
                                                                                       -----------        -----------


          Total current assets                                                          12,773,318         15,318,484
                                                                                       -----------        -----------

Securities and Investments (Note 4)                                                      7,833,196         18,811,889
                                                                                       -----------        -----------

Property and Equipment
 Land and building                                                                       4,497,672          4,497,672
 Network plant and equipment                                                            24,914,646         21,231,445
 Furniture, fixtures, and other equipment                                               17,664,968         14,954,217
 Radio spectrum licenses                                                                   926,376            926,376
 Under construction (Note 9)                                                             1,227,432                  -
                                                                                       -----------        -----------
                                                                                        49,231,094         41,609,710
 Less accumulated depreciation                                                          19,765,875         16,594,851
                                                                                       -----------        -----------
          Net property and equipment                                                    29,465,219         25,014,859
                                                                                       -----------        -----------

Other Assets
 Cash surrender value of life insurance                                                  1,451,665          3,749,035
 Radio spectrum licenses                                                                   958,546            958,546
 Other deferred charges                                                                     27,879             59,548
                                                                                       -----------        -----------
                                                                                         2,438,090          4,767,129
                                                                                       -----------        -----------
                                                                                       $52,509,823        $63,912,361
                                                                                       ===========        ===========

See Notes to Consolidated Financial Statements

LIABILITIES AND SHAREHOLDERS' EQUITY                                                      2000              1999
                                                                                      -----------       ------------
Current Liabilities
  Current maturities of long-term debt (Note 5)                                       $   406,134       $    385,627
  Recognized losses in excess of investment in PCS ventures                             3,100,000          3,100,000
  Accounts payable                                                                      2,308,674          1,493,424
  Customers' deposits                                                                      20,122             26,483
  Advance billings                                                                        680,091            702,649
  Accrued payroll                                                                         140,501            118,023
  Accrued interest                                                                         14,040             15,610
  Other accrued liabilities                                                               735,869            707,328
  Dividends payable                                                                             -            221,022
                                                                                      -----------       ------------
          Total current liabilities                                                     7,405,431          6,770,166
                                                                                      -----------       ------------
Long-Term Debt, less current maturities (Note 5)                                        7,115,041          7,520,082
                                                                                      -----------       ------------
Long-Term Liabilities
  Deferred income taxes (Note 6)                                                        1,827,500         10,100,000
  Recognized losses in excess of investment in PCS ventures                            13,068,647          2,078,690
  Deferred compensation (Note 8)                                                        2,011,875          1,772,000
  Unamortized investment tax credits                                                       79,448            109,463
                                                                                      -----------       ------------
                                                                                       16,987,470         14,060,153
                                                                                      -----------       ------------
Commitments and Contingencies (Note 9)

Shareholders' Equity
  Common stock, $10 par value, authorized 100,000 shares;
    issued and outstanding 2000 61,663 shares; 1999 61,669 shares                         616,630            616,690
  Retained earnings                                                                    16,951,307         24,845,542
  Unrealized gain on securities available for sale, net                                 3,433,944         10,099,728
                                                                                      -----------        -----------
                                                                                       21,001,881         35,561,960
                                                                                      -----------        -----------
                                                                                      $52,509,823        $63,912,361
                                                                                      ===========        ===========

R&B COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2000 and 1999

                                                                       2000              1999
                                                                  -------------      ------------
Operating revenues:
 Wireline communications                                          $  16,464,432      $ 14,499,701
 Wireless communications                                              1,279,233         1,257,571
 Other communications services                                        1,080,553         1,012,076
                                                                  -------------      ------------
                                                                     18,824,218        16,769,348
                                                                  -------------      ------------
Operating expenses:
 Maintenance and support                                              6,304,253         4,917,215
 Depreciation and amortization                                        3,506,197         2,808,093
 Customer operations                                                  2,431,856         2,030,715
 Corporate operations                                                 3,174,439         2,356,231
                                                                  -------------      ------------
                                                                     15,416,745        12,112,254
                                                                  -------------      -------------
                  Operating income                                    3,407,473         4,657,094

Other income (expense):
 Interest and dividend income                                           409,755           336,526
 Other expenses, principally interest                                  (438,541)         (685,171)
 Equity loss from PCS investees:
      VA PCS Alliance                                                (8,966,101)       (5,427,347)
      WV PCS Alliance                                                (6,640,043)       (4,564,475)
 Equity income from other investees                                     409,934           339,727
 Gain on sale of assets and investments                                 194,278           252,483
                                                                  -------------      ------------
                                                                    (11,623,245)       (5,091,163)
Income taxes (benefit) (Note 6)                                      (3,992,149)         (917,265)
                                                                  -------------      ------------
                  Net Loss                                        $  (7,631,096)     $ (4,173,898)
                                                                  =============      ============
Net loss per common share, basic and diluted                      $     (123.75)     $     (67.68)
                                                                  =============      ============
Average shares outstanding, basic and diluted                            61,664            61,670
                                                                  =============      ============

Cash dividends per share                                          $        4.25      $       3.60
                                                                  =============      ============

See Notes to Consolidated Financial Statements

R&B COMMUNICATIONS, INC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Years Ended December 31, 2000 and 1999

                                                                                                Accumulated
                                                      Common Stock                                 Other
                                                -----------------------       Retained         Comprehensive
                                                 Shares         Amount        Earnings             Income               Total
                                                -----------------------     -----------        -------------        -----------
Balance, January 1, 1999                          61,671       $616,710     $29,241,142         $ 1,400,050         $31,257,902
 Comprehensive income:
   Net loss                                                                  (4,173,898)                             (4,173,898)
   Unrealized gains on securities
     available-for-sale net of
     reclassification adjustment
     (see below)                                                                                  8,699,678           8,699,678
          Total comprehensive income                                                                                  4,525,780
                                                                                                                   ------------
  Redemption of 2 shares of common stock              (2)           (20)           (680)                                   (700)
  Dividends                                                                    (221,022)                               (221,022)
                                                --------       --------     -----------         -----------        ------------
Balance, December 31, 1999                        61,669        616,690      24,845,542          10,099,728          35,561,960
 Comprehensive loss:
   Net loss                                                                  (7,631,096)                             (7,631,096)
   Unrealized loss on securities
   available-for-sale, net of
   reclassification adjustment
   (see below)                                                                                   (6,665,784)         (6,665,784)
                                                                                                                   ------------
          Total comprehensive loss                                                                                  (14,296,880)
 Redemption of 6 shares of common stock              (6)            (60)         (2,040)                                 (2,100)
 Dividends                                                                     (261,099)                               (261,099)
                                                --------       --------     -----------         -----------        ------------
Balance, December 31, 2000                        61,663       $616,630     $16,951,307         $ 3,433,994        $ 21,001,881
                                                ========       ========     ===========         ===========        ============
                                                                                                    1999                2000
                                                                                                -----------        ------------
Reclassification adjustment:
 Unrealized holding gains (losses) arising
   during year, net of deferred taxes (benefit)
   1999 $5,425,408 ; 2000 ($4,097,393)                                                           $8,860,114        $(6,681,109)
 Less reclassification adjustment for
   realized gains (losses), net of deferred
   taxes (benefit) 1999 $92,047;
    2000 ($9,393)                                                                                   160,436            (15,325)
                                                                                                -----------        -----------
                                                                                                $ 8,699,678        $(6,665,784)
                                                                                                ===========        ===========

See Notes to Consolidated Financial Statements

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2000 and 1999

                                                                                           2000               1999
                                                                                       ------------       ------------
Cash Flows From Operating Activities:
 Net loss                                                                              $ (7,631,096)      $ (4,173,898)
 Adjustments to reconcile net loss to
   net cash provided by operating activities:
   Depreciation                                                                           3,443,649          2,747,121
   Amortization                                                                              62,548             60,972
   Deferred taxes                                                                        (4,022,149)           628,000
   Retirement benefits other than pensions                                                  239,875            300,000
   Other                                                                                   (136,841)          (241,819)
   Equity loss from wireless investees                                                   15,196,210          9,652,095
   (Gain) loss on sale of assets and investments                                           (194,278)          (252,483)
   Changes in assets and liabilities:
     (Increase) decrease in:
       Accounts receivable                                                                  218,406         (1,258,3l7)
       Related party receivable                                                            (696,017)                 -
       Materials and supplies                                                              (195,995)           (31,360)
       Income taxes receivable                                                              141,614            (81,822)
       Other current assets                                                                 (74,591)          (220,382)
     Increase (decrease) in:
       Accounts payable                                                                     815,250            428,354
       Other accrued liabilities                                                            260,405            124,031
                                                                                        -----------       ------------

           Net cash provided by operating activities                                      7,426,990          7,680,492
                                                                                        -----------       ------------
Cash Flows From Investing Activities
 Purchases of property and equipment                                                     (8,005,480)        (5,325,453)
 Purchase of investment securities                                                         (690,859)          (281,818)
 Purchase of licenses                                                                             -           (215,760)
 Contributions to equity investments                                                     (4,616,187)        (1,837,881)
 Net proceeds on life insurance policy                                                    2,297,370            458,444
 Proceeds from sale of equipment                                                             16,556                  -
 Proceeds from sale of investment securities                                                825,846            989,925
 Distributions from equity investments                                                      462,770            408,634
                                                                                        -----------       ------------
           Net cash used in investing activities                                         (9,709,984)        (5,803,909)
                                                                                        -----------       ------------
       --------------------------------------------------------------------------------------------------------------------

                                  (Continued)

 R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

 Years Ended December 31, 2000 and 1999

                                                                                         2000            1999
                                                                                    -----------      -----------
Cash Flows From Financing Activities
   Cash dividends                                                                   $  (482,121)     $  (l99,501)
   Redemption of common stock                                                            (2,100)            (700)
   Payments on long-term debt                                                          (384,534)        (367,818)
                                                                                    -----------      -----------
         Net cash used in financing activities                                         (868,755)        (568,019)
                                                                                    -----------      -----------
         Net increase (decrease) in cash and cash flows                              (3,151,749)       1,308,564

Cash and cash equivalents:
   Beginning                                                                          8,218,177        6,909,613
                                                                                    -----------      -----------
   Ending                                                                           $ 5,066,428      $ 8,218,177
                                                                                    ===========      ===========

 See Notes to Consolidated Financial Statements.

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies


R&B Communications, Inc. and subsidiaries (the "Company") provide a broad range of products and services to businesses, telecommunication carriers and residential customers in the Roanoke Valley area of Virginia. The Company's services include personal communications services ("PCS"), local telephone, long distance, paging, voice mail, wireless cable television, directory assistance, competitive access, and local internet access. A summary of the Company's significant accounting policies follows:

Principles of consolidation:  The consolidated financial statements include the
---------------------------
accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Accounting estimates:  The preparation of financial statements in conformity
--------------------
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:  The Company's revenue recognition policy is to recognize
-------------------
revenues when services are rendered or when products are delivered, installed and functional, as applicable. Certain services of the Company require payment in advance of service performance. In such cases, the Company records a service liability at the time of billing and subsequently recognizes revenue over the service period.

Cash and cash equivalents:  For purposes of reporting cash flows, the Company
-------------------------
considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions. At times, these investments may be in excess of the FDIC insurance limit.

Securities and investments:  The Company has investments in debt and equity
--------------------------
securities and partnerships. Management determines the appropriate classification of securities at the date of purchase and continually thereafter. The classification of those securities and the related accounting policies are as follows:

          Available-for-sale securities: Securities classified as available-for-
          -----------------------------
       sale are traded primarily on a national exchange and consist of securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Decisions to sell a security classified as available-for-sale are based on various factors, including changes in market conditions, liquidity needs and

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 1.   Summary of Significant Accounting Policies (Continued)

       similar criteria. Available-for-sale securities are stated at fair value and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of shareholders' equity. Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings.

          Investments carried at cost: Cost method investments are those in
          ---------------------------
       which the Company does not have significant ownership and for which there is no ready market. Patronage equity received in connection with the acquisition of long-term debt is included in this category.

          Equity method investments: Equity method investments consist of
          -------------------------
       partnership investments. Under this method, the Company's share in earnings or losses of these companies is included in earnings. Where the Company has guaranteed obligations of a partnership, or committed to make capital investments in excess of carrying value, negative capital balances are reported as liabilities.

Materials and supplies:  The Company's materials and supplies inventory consists
----------------------
both of items held for resale such as PCS and wireline phones, pagers, and accessories, and materials for the maintenance and expansion of plant operations. The Company values its inventory at the lower of average cost or market. The market value is determined by reviewing current replacement cost, marketability, and obsolescence.

Property and equipment:  Property and equipment is stated at cost.  Accumulated
----------------------
depreciation is charged with the cost of property retired, plus removal cost, less salvage. Depreciation is determined under the remaining life method and straight-line composite rates. Buildings are depreciated over lives from 35 to 50 years. Network plant and equipment are depreciated over various lives from 5 to 50 years. Furniture, fixtures and other equipment are depreciated over various lives from 5 to 25 years. Channel acquisition costs are amortized over a life of 30 years. Depreciation provisions were approximately 7.8% and 7.2% of average depreciable assets for the years 2000 and 1999, respectively.

Retirement plan:  The Company sponsors a contributory defined contribution plan
---------------
under Internal Revenue Code Section 401(k) for all full-time employees with at least one year of service. The Company contributes 50% of each participant's annual contribution for contributions up to 4% of each participant's annual compensation, and contributes 100% of each participant's annual contribution for the next 2%. The employee elects the type of investment fund from the equity and bond alternatives offered by the plan.

The Company also sponsors a qualified profit-sharing plan to provide retirement benefits for employees. The plan provides for a choice of a lump sum distribution or periodic payments upon

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 1.   Summary of Significant Accounting Policies (Continued)

normal retirement at age 65, permanent
disability or death. The plan provides for voluntary contributions and covers substantially all full-time employees. The employer's contribution to the plan is determined annually by the Board of Directors.

Income taxes:  Deferred income taxes are provided on a liability method whereby
------------
deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Net loss per common share:  Basic net loss per share was computed by dividing
-------------------------
the net loss by the weighted average number of common shares outstanding during the year. The Company has no potential common stock outstanding, such as stock options, warrants, or convertible debt. Furthermore, the Company reported a net loss in each year presented. Therefore, basic and diluted net loss per share are the same.

Fair value of financial instruments:  The fair values of financial instruments
-----------------------------------
recorded on the balance sheet, except securities and investments, are not significantly different from the carrying amounts, based on cash flows relative to similar instruments. Information as to securities and investments is included elsewhere in Notes 1, 3 and 4. The fair value of off-balance-sheet guarantees, as described in Note 3, is not determinable due to the nature of the transactions.

Note 2.  Disclosures about Segments of an Enterprise and Related Information

The Company has five primary business segments which have separable management focus and infrastructures and that offer different products and services. These segments are as follows:

          Telephone:  The Company has a 100-year old local telephone business
          ---------
     subject to the regulations of the State Corporation Commission of Virginia. This business is an incumbent local exchange carrier ("ILEC") in Botetourt County, Virginia. Principal products offered by this business are local service, which includes advanced calling features, network access, long distance toll and directory advertising.

          Network:  In addition to the ILEC services, the Company directly or
          -------
     indirectly owns a fiber optic network and provides transport services for long distance, internet and private network services. Additionally, the network business began offering Competitive Local Exchange ("CLEC") service in 1998, currently providing services to customers in the Roanoke Valley of Virginia.

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Internet:   The Company provides local internet access services
          --------
     through a local presence in the Roanoke Valley and surrounding areas of western Virginia.

          Wireless:   The Company's wireless business provides paging and voice
          --------
     mail and is marketed in the retail and business-to-business channels primarily within the Company's internet service territory.

          Wireless cable: The cable business offers wireless video cable service
          --------------
     and offers wireless cable high speed internet service to residential and commercial subscribers in the Roanoke Valley.


Note 2. Disclosures about Segments of an Enterprise and Related Information

(Continued) Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Corporate and Other" column includes certain unallocated corporate related items, as well as results from the Company's maintenance contract, directory advertising and retail businesses, which are not considered separate reportable segments.

                                                    Network                                             Corporate
                                                      and                                 Wireless         And
                                      Telephone       CLEC      Internet     Wireless      Cable          Other        Total
                                      ---------    --------     --------     --------     --------      ---------     -------
(in thousands)
2000
Revenues                                $ 9,050    $ 7,228        $ 769        $ 856      $   707        $   214      $18,824
EBITDA                                    3,122      3,418           87          335           31            (79)       6,914
Depreciation and
 amortization                             1,839        947           87          101          485             47        3,506
Total segment
 assets                                  29,798      9,431          410          167        2,400         10,304       52,510

1999
Revenues                                $ 8,945    $ 5,511        $ 593      $   811      $   714        $   195      $16,769
EBITDA                                    4,536      2,581           77          335          (32)           (32)       7,465
Depreciation and
 amortization                             1,581        561           77           85          453             51        2,808
Total segment
 assets                                  36,893     10,071          406          573        2,706         13,263       63,912

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 1). The Company evaluates the performance of its operating segments principally on operating revenues, operating income and EBITDA, which the Company defines as operating income plus depreciation and amortization. Corporate functions are allocated at cost to the operating segments. Segment expenses contain an allocation of shared expenses for general administration.

Note 3.   Investments in Wireless Affiliates

At December 31, 2000, the Company had invested approximately $11.1 million ($7.0 million at December 31, 1999) for a 26% common ownership interest in Virginia PCS Alliance, L.C. (VA Alliance), a provider of personal communications services
(PCS) serving a 1.7 million populated area in central and western Virginia. PCS operations began throughout the Virginia region in the fourth quarter of 1997.

The Company has committed to provide approximately $3.1 million additional capital to the VA Alliance in installments of approximately $2.6 million in 2001 and $.5 million in 2002. Such additional capital commitments would be reduced by proceeds, if any, from future equity offerings by the VA Alliance.

The Company has a 34% common ownership interest in the West Virginia PCS Alliance, L. C. (WV Alliance), a provider of PCS serving a 2.0 million populated area in West Virginia and eastern Kentucky, southwestern Virginia and eastern Ohio. PCS operations began in Charleston and Huntington, West Virginia, in the fourth quarter of 1998 and expanded to Morgantown and the northern corridor of West Virginia in the second quarter of 1999.

The Company has committed to provide additional capital to the WV Alliance of approximately $1.0 million in two equal installments, beginning in January 2001. Such additional capital commitments would be reduced by proceeds, if any, from future equity offerings by the WV Alliance.

Summarized financial information for the VA Alliance and WV Alliance (Alliances), both of which are accounted for by the equity method, are as follows:

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                   VA Alliance                    WV Alliance
                                                               2000            1999            2000           1999
                                                             --------        --------        --------      --------
 (in thousands)
 Current assets                                              $  7,147        $  9,241        $  4,865      $  2,367
 Noncurrent assets                                            117,342         111,601          62,022        51,130
 Current liabilities                                           11,279           7,633           5,435         3,076
 Noncurrent liabilities                                       161,841         131,478          80,101        51,125
 Redeemable preferred interest                                      -          15,192               -             -

 (in thousands)                                                 2000            1999            2000           1999
                                                             --------        --------        --------      --------
 Net sales                                                   $ 23,009        $ 13,376        $ 13,223      $  2,989
 Gross profit (loss)                                           13,245           7,512           4,147           (77)
 Net loss applicable to
  common owners                                               (38,111)        (26,139)        (19,366)      (13,287)
 Company's share of net loss                                   (8,966)         (5,427)         (6,640)       (4,564)

The Company has entered into a guarantee agreement whereby the Company is committed to provide guarantees of up to $29.3 million of the Alliances' debt and redeemable preferred obligations. Such guarantees become effective as obligations are incurred by the Alliances. At December 31, 2000, the Company has guaranteed $29.3 million of the Alliances' obligations.

Note 4.       Securities and Investments
Investments consist of the following as of December 31:

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

WNOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                             Carrying Values
                                                Type of Ownership                        2000              1999
                                                                                      ------------       ------------
Available-for-Sale
MCI WorldCom, Inc.                              Equity Securities                     $    883,364       $  3,333,227
Illuminet Holdings, Inc.                        Equity Securities                        5,549,063         13,538,360
ITC DeltaCom, Inc.                              Equity Securities                           73,118            325,119
NTELOS Inc.                                     Equity Securities                          114,563            225,875
Other                                           Equity Securities                          375,358            565,882
                                                                                      ------------       ------------
                                                                                         6,995,466         17,988,463
                                                                                      ------------       ------------
Equity Method
Virginia PCS Alliance, L.C.                     Equity and Convertible
                                                Preferred Interests                     (9,133,059)        (4,295,928)
West Virginia PCS Alliance, L.C.                Equity Interest                         (7,035,588)          (882,762)
Virginia Telecommunications Partnership         Partnership Interest                       218,381            297,348
Other                                           Partnership Interests                      278,132            124,407
                                                                                      ------------       ------------
                                                                                       (15,672,134)        (4,756,935)
                                                                                      ------------       ------------
Cost Method
Rural Telephone Bank                            Equity Securities                          328,558            328,558
Other                                           Equity Securities                           12,659             73,113
                                                                                      ------------       ------------
                                                                                           341,217            401,671
                                                                                      ------------       ------------
                                                                                        (8,335,451)        13,633,199
Amounts reported separately as liabilities                                              16,168,647          5,178,690
                                                                                      ------------       ------------
                                                                                      $  7,833,196       $ 18,811,889
                                                                                      ============       ============
-----------------------------------------------------------------------------------------------------------------------


Note 4. Securities and Investments (Continued)

Costs and fair values of available-for-sale securities are as follows:

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                             Unrealized
                                                                              Holding
                                                                               Gains                Fair
                                                            Cost              (Losses)              Value
                                                        ------------     ----------------     --------------
As of December 31, 2000:
   MCI WorldCom, Inc.                                   $   320,767        $   562,597          $    883,364
   Illuminet Holdings, Inc.                                 439,597          5,109,466             5,549,063
   ITC DeltaCom, Inc.                                       160,000            (86,882)               73,118
   NTELOS Inc.                                              162,500            (47,937)              114,563
   Other                                                    376,658             (1,300)              375,358
                                                        ------------     ----------------     --------------
                                                        $ 1,459,522        $ 5,535,944          $  6,995,466
                                                        ============     ================     ==============
As of December 31, 1999:
   MCI WorldCom, Inc.                                   $   320,767        $ 3,012,460          $  3,333,227
   Illuminet Holdings, Inc.                                 439,597         13,098,763            13,538,360
   ITC DeltaCom, Inc.                                       160,000            165,119               325,119
   NTELOS Inc.                                              162,500             63,375               225,875
   Other                                                    615,871            (49,989)              565,882
                                                        ------------     ----------------     --------------
                                                        $ 1,698,735       $ 16,289,728          $ 17,988,463
                                                        ============     ================     ==============

Changes in the unrealized gain (loss) on available-for-sale securities during the years ended December 31, 2000 and 1999 reported as a separate component of shareholders' equity are as follows:

                                                                                     2000                    1999
                                                                                 ---------------       --------------
Unrealized gains, beginning balance                                              $ 16,289,728            $  2,256,689
Unrealized holding (losses) gains during the year                                 (10,753,784)             14,033,039
                                                                                 ---------------       --------------
Unrealized gains, ending balance                                                    5,535,944              16,289,728
Deferred tax effect related to net unrealized holding gains                         2,102,000               6,190,000
                                                                                 ---------------       --------------
Unrealized gain included in shareholders' equity                                 $  3,433,944            $ 10,099,728
                                                                                 ===============       ==============

Note 5. Long-Term Debt

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Long-term debt and lines of credit to the Rural Utility Service ("RUS") and the Rural Telephone Bank ("RTB") consist of the following as of December 31:

                                                                                             2000                 1999
                                                                                        ------------         --------------
5.00% note due to RUS in quarterly installments of principal
   and interest of $28,353 through 2011                                                 $    921,762         $      987,048

5.00% note due to RUS in quarterly installments of principal
   and interest of $53,501 through 2015                                                    2,198,765              2,299,684

5.50% note due to RUS in monthly installments of principal
   and interest of $23,650 through 2008                                                      548,715                610,961

5.50% note due to RUS in monthly installments of principal
   and interest of $42,403 through 2008                                                      978,731              1,087,497

6.05% due on line of credit to RTB in monthly installments of
   principal and interest of $17,065 through 2026                                          2,683,824              2,725,381

5.00% note due to RUS in quarterly installments of principal
   and interest of $3,595 through 2021                                                       183,866                188,897

2.00% note due to RUS in quarterly installments of principal
   and interest of $212 through 2007                                                           5,512                  6,241
                                                                                        ------------         --------------
                                                                                           7,521,175              7,905,709
Less current maturities                                                                      406,134                385,627
                                                                                        ------------         --------------
                                                                                        $  7,115,041         $    7,520,082
                                                                                        ============         ==============

The above items are secured by substantially all Company assets. As of December 31, 2000, the Company has drawn down $2.9 million on a $5.4 million commitment from the RTB. The amount outstanding on these borrowings was $2.7 million as of December 31, 2000 and 1999. The Company has 35 years to use the approved amount, and is required to purchase stock in the RTB equal of 5% of the loan. This stock is recorded with investments.

The RUS restricts the payment of dividends by Roanoke and Botetourt Telephone Company, Inc. to 60% of its total net earnings since December 31, 1976. Total dividend distributions through December 31, 2000 were $.6 million less than the amount allowed by this limitation.

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Interest expense was approximately $.5 million and $.7 million for 2000 and 1999, respectively. Maturities of long-term debt for each of the next five years are as follows:

Year                                                                  Amount
                                                                   -------------
2001                                                               $    406,134
2002                                                                    428,331
2003                                                                    451,748
2004                                                                    476,450
2005                                                                    502,511

Note 6. Income Taxes
The components of income tax expense are as follows for the years ended December 31:

                                                        2000           1999
                                                    ------------   -------------
Current tax expense (benefit):
   Federal                                          $    162,351   $   (949,388)
   State                                                  30,000       (595,877)
                                                    ------------   ------------
                                                    $    192,351   $ (1,545,265)
                                                    ============   ============
Deferred tax expense (benefit):
   Federal                                          $ (3,749,502)  $    558,424
   State                                                (434,998)        69,576
                                                      (4,184,500)       628,000
                                                    ------------   ------------
                                                    $ (3,992,149)  $   (917,265)
                                                    ============   ============

Total income tax expense was different than an amount computed by applying the graduated statutory federal income tax rates to income before taxes. The reasons for the differences are as follows for the years ended December 31:

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                   2000             1999
                                                                             -------------     -------------
 Computed tax at statutory rate                                              $ (3,951,903)     $ (1,730,995)
 Tax credits                                                                      (29,715)          (32,965)
 State income taxes (benefit), net of federal
   income tax effect                                                             (201,960)         (590,l28)
 Adjustment to prior  year estimates
 Nondeductible life insurance                                                      10,609            76,554
 IRS audit adjustment                                                                   -           942,162
 Other, net                                                                         9,192            24,230
                                                                             -------------     -------------
                                                                             $ (3,992,149)     $   (917,265)
                                                                             =============     =============





Note 6. Income Taxes (Continued)

Net deferred income tax assets and liabilities consist of the following components at December 31:
                                                                                 2000              1999
                                                                             ------------      ------------
Deferred income tax assets:
   Retirement benefits other than pension                                    $    764,513      $    673,360
   Compensated absences                                                            66,728            55,852
   Net operating loss carryforward                                              4,414,123         3,012,823
   Other                                                                          334,626           242,270
                                                                             ------------      ------------
                                                                                5,639,990         3,984,305
                                                                             ------------      ------------
Deferred income tax liabilities:
   PCS investments, net                                                         2,602,244         5,320,981
   Property and equipment                                                       2,763,246         2,573,324
   Unrealized gain on securities available-for-sale                             2,102,000         6,190,000
                                                                             ------------      ------------
                                                                                7,467,490        14,084,305
                                                                             ------------      ------------
Net deferred tax liabilities                                                 $  1,827,500      $ 10,100,000
                                                                             ------------      ------------
-----------------------------------------------------------------------------------------------------------

The Company has a net operating loss carryforward of approximately $11.6 million, which expires in 2019 and 2020.

Note 7. Supplementary Disclosures of Cash Flow Information
The following information is presented as supplementary disclosures for the consolidated statements of cash flows:

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        2000             1999
                                                                                      ---------      ------------
Cash payments (refunds) for:
   Interest, net of capitalized interest of $91,724 in 2000
       and $60,502 in 1999                                                            $ 348,387      $    707,981
                                                                                      =========      ============

   Income taxes, net                                                                  $      --      $ (1,463,443)
                                                                                      =========      ============
   ----------------------------------------------------------------------------------------------------------------

Note 8. Retirement Plans and Other Postretirement Benefits

Company matching contributions to the defined contribution plan totaled $.1 million in 2000 and 1999. Profit-sharing contributions totaled $.2 million and $.l million in 2000 and 1999, respectively. These amounts are reflected in operating expenses in the statement of operations.

The Company has adopted salary continuation plan agreements with certain of its employees. The amount of the deferred compensation is based on 25%-50% of one's average salary in the last five years of employment. The compensation is payable monthly over a 10-year period. The estimated costs of benefits that will be paid after retirement is being accrued by charges to expense over the eligible employee's service periods to the dates they are fully eligible for benefits. Such charges were $.2 million and $.3 million in 2000 and 1999, respectively. These plans provide an option to begin receiving payments under the plan immediately upon a change of control in the Company (see Note 10).

Note 9. Commitments and Contingent Liabilities

During 2000, the Company made contractual commitments for design and site preparation for a new administration building. Major shareholders of the company made contractual commitments to complete construction. Upon completion of the project, the Company has committed to lease from its major shareholders that portion of the building not owned by the Company. Total costs of the project are estimated to be $4 million. Approximately $1.9 million of the construction costs had been incurred as of December 31, 2000. Of this, approximately $1.2 million is included in Property and Equipment as Under Construction. Approximately $.7 million was paid by the Company on behalf of its major shareholders, and is due to be reimbursed by the major shareholders to the Company.

The Company has a contractual agreement to lease the new administration building from the Company's majority shareholders for a period of 20 years, beginning after construction is complete. Lease payments increase each year consistent with increases in a standard inflation

R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

index. Minimum lease payments under the agreement are $.2 million in 2001, $.5 million in 2002, 2003, 2004 and 2005, and $10.3 million thereafter.

Note 10.  Subsequent Event (Merger With NTELOS Inc.)
Effective February 13, 2001, the Company closed on its merger with NTELOS Inc. ("NTELOS"). Under the terms of the merger, NTELOS issued approximately 3.7 million shares of its common stock in exchange for 100% of the Company's outstanding common stock.

NTELOS is an integrated communications provider that provides a broad range of products and services to businesses, telecommunications carriers and residential customers in Virginia and surrounding states. NTELOS services include PCS, local and long distance telephone services, dial-up Internet access, high-speed DSL (high-speed Internet access), paging, and wireline and wireless cable television.

NTELOS has a 65% ownership interest in the VA Alliance and a 45% interest in the WV Alliance (see Note 3). Effective with the merger, the combined companies will own 91% and 79% of the VA Alliance and WV Alliance, respectively.

                                       20